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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------


                                   FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) October 19, 2000


                             -----------------------


                         STERLING FINANCIAL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           WASHINGTON                     0-20800                91-1572822
  (State or other jurisdiction    (Commission File Number)   (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                111 North Wall Street, Spokane, Washington 99201
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (509) 458-3711
               ---------------------------------------------------
              (Registrant's telephone number, including area code)



                                       N/A
                             -----------------------

          (Former Name or Former Address, if Changed Since Last Report)



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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.   OTHER EVENTS

          A. See attached press release wherein Sterling Financial Corporation announced third quarter earnings for the period ended September 30, 2000.

          B. See attached press release wherein Sterling Financial Corporation declared a 10% stock dividend.




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For Release October 19--10 a.m. PST                   Contact:  Heidi B. Stanley
                                                                  (509) 358-6160

                         STERLING FINANCIAL CORPORATION
                        OF SPOKANE, WASHINGTON, ANNOUNCES
                           2000 THIRD QUARTER EARNINGS



Spokane, Washington--October 19, 2000--Sterling Financial Corporation (NASDAQ:STSA) today announced earnings of $3.5 million, or $0.43 per diluted share, for the three months ended September 30, 2000. This compares with earnings of $3.3 million, or $0.41 per diluted share, for the prior year's comparable quarter. Net income for the nine months ended September 30, 2000 was $10.2 million, or $1.25 per diluted share, which compares with net income of $9.4 million for the nine months ended September 30, 1999, or $1.15 per diluted share. The increase in earnings for both periods primarily reflected an increase in net interest income and fee income.

Operating cash earnings were $4.3 million, or $0.53 per diluted share, and $4.2 million, or $0.52 per diluted share, for the three months ended September 30, 2000 and 1999, respectively. Operating cash earnings were $12.8 million, or $1.57 per diluted share, and $12.1 million, or $1.48 per diluted share, for the nine months ended September 30, 2000 and 1999, respectively.

Harold B. Gilkey, Chairman and CEO, said, "We are pleased with our increased earnings during the quarter. The continued growth in loans and change in funding mix has contributed to an increase in net interest income, despite the higher interest rate environment that has put downward pressure on interest margins during the quarter."

Net interest income was $20.4 million for the three months ended September 30, 2000, compared with $20.1 million for the three months ended June 30, 2000 and $19.3 million for the same period in the prior year. For the nine months ended September 30, 2000, net interest income was $59.9 million, an increase of 7.2%, compared with $55.8 million for the same period in 1999. The increases in net interest income for the current three-month and nine-month periods were primarily due to an increase in the volume and change in the mix of loans and deposits. For the current quarter, the net interest margin decreased to 3.25%, compared with 3.30% in the June 30, 2000 quarter, and 3.33% for the three months ended September 30, 1999.

Mr. Gilkey continued, "The Northwest economy, while not accelerated, has provided the opportunity for stable high-quality credit growth. We have been pleased with the success of Sterling's Internet banking, launched in the second quarter. During the third quarter, Sterling achieved its goal to provide a new, popular and convenient image statement service. The response to this has been favorable as well. Meeting customer needs is critical to our success as we continue to provide personalized, quality, "Hometown Helpful" financial services."


                                     -more-


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Sterling Financial Corporation
Page 2
October 19, 2000



Other income, which consists primarily of fees and service charges (including Internet banking), loan servicing fees and income from mortgage banking operations, increased approximately 7.1% to $3.6 million during the most recent quarter, compared with $3.3 million during the prior year's comparable period. Other income for the nine months ended September 30, 2000, was $10.6 million, compared with $9.9 million during the same period last year, an increase of 7.0%.

Operating expenses were $17.3 million for the three months ended September 30, 2000, compared with $16.4 million for the three months ended September 30, 1999. Operating expenses were $51.0 million and $47.9 million for the nine months ended September 30, 2000 and 1999, respectively. The higher level of operating expenses was primarily a result of higher compensation costs, a lower level of loan origination cost deferrals, and increased goodwill litigation expenses.

Total assets increased 6.8% to $2.69 billion at September 30, 2000, compared with $2.51 billion at September 30, 1999. Total deposits increased 4.3% to $1.69 billion at September 30, 2000, compared with $1.62 billion at September 30, 1999. Checking accounts now represent 18.6% of total deposits.

Total loan production for the quarter ended September 30, 2000, was $217.4 million, down from $265.9 million for the same period a year ago. Total loan production for the nine months ended September 30, 2000 was $771.9 million, compared with $920.9 million during the same period a year ago. The decreases in loan originations were expected as management has taken a more cautious underwriting approach.

Asset quality measures remained at acceptable levels. Nonperforming assets were 0.62% of total assets at September 30, 2000, compared with 0.69% at June 30, 2000 and 0.61% at September 30, 1999. Nonperforming assets were $16.8 million at September 30, 2000, compared with $18.3 million at June 30, 2000 and $15.3 million at September 30, 1999.

Return on average equity was 11.0% for the three months ended September 30, 2000, compared with 11.2% for the same period in 1999. Return on average equity for the nine months ended September 30, 2000 was 11.2%, compared with 10.5% for the same period in 1999. Return on average assets was 0.52% for the three months ended September 30, 2000, compared with 0.53% for the same period in 1999. Return on average assets was 0.52% for the nine months ended September 30, 2000 and 1999.

Operating cash return on average equity was 13.7% for the three months ended September 30, 2000, compared with 14.1% for the same period in 1999. Operating cash return on average equity for the nine months ended September 30, 2000 was 14.0%, compared with 13.5% for the same period in 1999. Operating cash return on equity excludes amortization of intangible assets, net of related income taxes.


                                     -more-


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Sterling Financial Corporation
Page 3
October 19, 2000


Sterling's Goodwill Litigation, which had been stayed for almost ten years has completed the fact discovery phase and is proceeding with the expert witness discovery phase of the case. Although it is impossible to accurately predict when this effort will be concluded, management anticipates that the expert witness discovery stage will carry in to mid 2001 and that Sterling's case will be scheduled for trial by late 2001. Because of the increased level of effort required to bring the case to conclusion, Sterling has seen an increase in legal expenses, which is expected to continue over the next few years.





Sterling Financial Corporation of Spokane, Washington, is a savings and loan holding company which owns Sterling Savings Bank. Sterling Savings Bank is a Washington State-chartered, federally insured stock savings association, which opened in April 1983. Sterling Savings Bank, based in Spokane, Washington, has branches throughout Washington, Idaho, Oregon and western Montana. Through Sterling's wholly owned subsidiaries Action Mortgage Company and INTERVEST-Mortgage Investment Company, it operates loan production offices in Washington, Oregon, Idaho and western Montana. Sterling's subsidiary Harbor Financial Services, Inc., provides non-bank investments, including mutual funds, variable annuities, and tax-deferred annuities, through regional representatives throughout Sterling Savings' branch network.

Any trend or forward-looking information included in this press release is subject to numerous possible risks and uncertainties. These include, but are not limited to: the possibility of adverse economic developments which may, among other things, increase default and delinquency risks in Sterling's loan portfolios; shifts in interest rates which may result in lower interest rate margins; changes in accounting policies; changes in the monetary and fiscal policies of the federal government; changes in the regulatory and competitive environment, and other risks. Sterling's future results may differ materially from historical results as well as from any trend or forward-looking information included in this release.



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For Release October 25, 2000--10 a.m. PST             Contact:  Heidi B. Stanley
                                                                  (509) 358-6160

                         STERLING FINANCIAL CORPORATION
                        OF SPOKANE, WASHINGTON, DECLARES
                               10% STOCK DIVIDEND



Spokane, Washington--October 25, 2000--Sterling Financial Corporation (NASDAQ:
STSA) today announced that its board of directors declared a 10% stock dividend payable November 27, 2000 to shareholders of record on November 6, 2000.

"This dividend is a result of Sterling's positive financial performance this year and in recognition of our shareholders' continued support," said Harold Gilkey, Chairman and Chief Executive Officer.

Sterling Financial Corporation had approximately 8.1 million shares issued and outstanding at September 30, 2000. Following the stock dividend, the company will have approximately 8.9 million shares issued and outstanding. Fractional shares resulting from the stock dividend will be paid in cash.

Sterling Financial Corporation of Spokane, Washington, is a savings and loan holding company, which owns Sterling Savings Bank. Sterling Savings Bank is a Washington State-chartered, federally insured stock savings association, which opened in April 1983. Sterling Savings Bank, based in Spokane, Washington, has branches throughout Washington, Idaho, Oregon and western Montana. Through Sterling's wholly owned subsidiaries Action Mortgage Company and INTERVEST-Mortgage Investment Company, it operates loan production offices in Washington, Oregon, Idaho and western Montana. Sterling's subsidiary Harbor Financial Services, Inc., provides non-bank investments, including mutual funds, variable annuities, and tax-deferred annuities, through regional representatives throughout Sterling Savings' branch network.

Any trend or forward-looking information included in this press release is subject to numerous possible risks and uncertainties. These include, but are not limited to: the possibility of adverse economic developments which may, among other things, increase default and delinquency risks in Sterling's loan portfolios; shifts in interest rates which may result in lower interest rate margins; changes in accounting policies; changes in the monetary and fiscal policies of the federal government; changes in the regulatory and competitive environment, and other risks. Sterling's future results may differ materially from historical results as well as from any trend or forward-looking information included in this release.



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                         STERLING FINANCIAL CORPORATION

                                   FORM 8-K


                                S I G N A T U R E




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                       STERLING FINANCIAL CORPORATION
                                       -------------------------------
                                                 (Registrant)


October 25, 2000                       By: /s/ William R. Basom
----------------                          --------------------------------------
   Date                                   WILLIAM R. BASOM
                                          Vice President, Treasurer and
                                          Principal  Accounting Officer



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